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                                                                     Exhibit 5.1

Shipman & Goodwin LLP                                    One American Row
  Counselors at Law                                      Hartford, CT 06103-2819
                                                          Tel: (860) 251-5000


                                 April 17, 2002


Occupational Health + Rehabilitation Inc
175 Derby Street, Suite 36
Hingham, MA 02043

     Re:   Registration Statement on Form S-8
           Relating to Shares of Common Stock of
           Occupational Health + Rehabilitation Inc Issuable under its 1998 Stock Plan
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Ladies and Gentlemen:

     As counsel for Occupational Health + Rehabilitation Inc, a Delaware corporation (the "Company"), we are furnishing you with this opinion in connection with the issuance of up to an additional 141,000 shares of Common Stock of the Compa0ny (the "Shares") pursuant to the above-referenced Plan (the "Plan"), to which the above-referenced Registration Statement relates.

     As counsel to the Company, we have examined the Registration Statement and such other documents as we have deemed necessary or appropriate in order to express the opinion set forth below. In connection with our opinion hereinafter given, we have examined and relied upon originals, or copies, certified or otherwise, identified to our satisfaction, of such agreements, documents, certificates and other statements of government officials, corporate officers and representatives, and such other documents as we have deemed relevant and necessary as a basis for such opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies.

     Based on the foregoing, we are of the opinion that the Shares, when issued as contemplated by the Plan and said Registration Statement, will be duly authorized and legally issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                                       Very truly yours,

                                                       /s/ Shipman & Goodwin LLP